As filed with the Securities and Exchange Commission on July 24, 2001

                                                    Registration No. 333-67365
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)


      North Carolina                                           56-1382275
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

      202 South Main Street
    Reidsville, North Carolina                                   27320
(Address of Principal Executive Offices)                       (Zip Code)


                         BLACK DIAMOND SAVINGS BANK, FNB
                           INCENTIVE STOCK OPTION PLAN

                       FNB FINANCIAL SERVICES CORPORATION
                        OMNIBUS EQUITY COMPENSATION PLAN
                            (Full title of the plan)

             Ernest J. Sewell, President and Chief Executive Officer
                              202 South Main Street
                        Reidsville, North Carolina 27320
                     (Name and address of agent for service)

                                 (336) 342-3346
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                ROBERT A. SINGER
                            Brooks, Pierce, McLendon,
                           Humphrey & Leonard, L.L.P.
                             2000 Renaissance Plaza
                              Post Office Box 26000
                        Greensboro, North Carolina 27420

CALCULATION OF REGISTRATION FEE
===============================================================================================================================
        Title of Securities             Amount to be        Proposed Maximum          Proposed Maximum           Amount of
          to be Registered               Registered1         Offering Price          Aggregate Offering        Registration
                                                                Per Unit2                   Price                   Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value              500,000             $15.00                  $7,500,000.00             $1,875.00
===============================================================================================================================

(1)  Additional   shares  made  available  under  the  FNB  Financial   Services
     Corporation Omnibus Equity Compensation Plan.

(2) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Omnibus Equity Compensation Plan are deemed to be offered at $15.00 per share, the last sale price on July 23, 2001.

     This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (No. 333-67365) is filed for the purpose of registering an offering of an additional 500,000 shares of the Registrant's Common Stock pursuant to the Registrant's Omnibus Equity Compensation Plan. The contents of the Registration Statement on Form S-8 (No. 333-67365) are incorporated herein by reference.

Item 8.  Exhibits

     The following exhibits are filed as a part of this Registration Statement:

           Exhibit No.        Description of Document
           -----------        -----------------------

             5                Opinion of  Brooks,  Pierce,  McLendon,
                              Humphrey & Leonard, L.L.P.

            23.1 Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in
                              Exhibit 5 hereto)

            23.2              Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reidsville, State of North Carolina, on July 19, 2001.


                               FNB FINANCIAL SERVICES CORPORATION

                               By:   /s/ Ernest J. Sewell
                                  --------------------------------------------
                               Name:  Ernest J. Sewell
                               Title: President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on July 19, 2001 in the capacities indicated.

Signature                                              Title

 /s/ Ernest J. Sewell
------------------------------
Ernest J. Sewell                     President, Chief Executive Officer and
                                     Director (Principal Executive Officer)

 /s/ Michael W. Shelton
------------------------------
Michael W. Shelton                  Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

/s/ Barry Z. Dodson
------------------------------
Barry Z. Dodson                             Chairman of the Board


------------------------------
Gary G. Blosser                                  Director

/s/ Charles A. Britt
------------------------------
Charles A. Britt                                 Director

/s/ O. Eddie Green
------------------------------
O. Eddie Green                                   Director

/s/ Joseph H. Kinnarney
------------------------------
Joseph H. Kinnarney                              Director

/s/ Clifton G. Payne
------------------------------
Clifton G. Payne                                 Director

/s/ Elton H. Trent, Jr.
------------------------------
Elton H. Trent, Jr.                              Director

/s/ Kenan C. Wright
------------------------------
Kenan C. Wright                                  Director

                                  EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

    5           Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
   23.1         Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
                 (included in Exhibit 5 hereto)
   23.2         Consent of PricewaterhouseCoopers LLP